Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 28, 2008 in the Registration Statement (Form S-4) and related Prospectus of Noranda Aluminum Holding Corporation for the registration of $740,000,000 of Senior Floating Rate Notes due 2015, $740,000,000 of Guarantees of the Senior Floating Rate Notes due 2015, and $385,000,000 of Senior Floating Rate Notes due 2014.

Toronto, Canada

January 28, 2008